                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A  ("Registration  Statement") of our reports dated May 12,
2005, relating to the financial statements and financial highlights which appear in the March 31, 2005 Annual Reports to  Shareholders  of the  Diversified  Bond
Fund,  High-Yield  Fund,  Premium Money Market Fund, and Prime Money Market Fund
which are also  incorporated by reference into the  Registration  Statement.  We also consent to the references to us under the headings "Independent  Registered
Public  Accounting  Firm"  and  "Financial   Statements"  in  such  Registration
Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Kansas City, MO
May 23, 2005